CONSULTING AGREEMENT

October 1, 2013

("**Agreement**")

DATED FOR REFRENCE October 1, 2013

Between: **LAKE VICTORIA MINING COMPANY, INC.**, a corporation existing pursuant to the laws of the State of Nevada with an office address at #810-675 West Hastings Street, Vancouver, B.C. Canada V6B 1N2

(herein the "Company)
Of The First Part

And: **MISAC NOUBAR NABIGHIAN**, a/k/a Misac Nabighian
42 Falcon Hills Drive
Highlands Ranch, CO. 80126-2901

(herein "Consultant")

Whereas:

R.1 The Consultant is a an experienced and distinguished geophysicist with substantial expertise in both geophysical data processing and geophysical data interpretation.

R.2 The Company is actively involved in the acquisition and exploration of mining properties currently in Tanzania.

R.3 The Company has agreed to retain the Consultant and the Consultant has agreed to advise the Company on the terms hereinafter agreed to.

NOW THEREFORE in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby covenant and agree as follows:

1.0 Recitals

1.1 The above recitals are true and correct and form part of this Agreement.

2.0 DEFINITIONS

"**Commencement of Commercial Production**" means the plant servicing the Property has operated at 60% of operating capacity for 60 consecutive days, scheduled maintenance excluded.

"**$**" means the currency of the United States of America

"Joint Venture Property" means a property which is not in commercial production, which is or becomes subject to an option/joint venture agreement or a sale/joint venture agreement as to a portion of the property.

"**Net Proceeds**" means the gross proceeds for the sale of the Property or any interest or right of the Company in the Property, minus 100% of all costs, management, professional and third party fees, disbursements and expenses incurred by the Company to acquire, develop, explore and sell a Property.

"**Producing Property**" means a Property that the Company has put into Commercial Production.

"**Property**" means a resource property in which the Company has a beneficial interest and/or rights.

"Services" means the providing by the Consultant of geophysical data processing, geophysical data interpretation and any other contribution by the Consultant to the benefit and furtherance of the business objectives of the Company.

3.0 ENGAGEMENT

3.1 The Company hereby engages the Consultant to act as an advisor with respect to the Company's Properties primarily in Tanzania, but, including other jurisdictions, on geophysical matters including geophysical data processing and geophysical data interpretation, (the "Services") and the Consultant hereby accepts such engagement, all pursuant to the terms and conditions of this Agreement. The Consultant shall provide the Services subject to the ultimate direction and control of the Company, as expressed through its president or any other officer or director that the Company's board of directors may delegate such responsibility to.

3.2 The Company is not obligated to submit a Property to the Consultant for review. The Compensation to the Consultant described on 4.0-4.4.2 will be limited to Property. Joint Venture Property and Producing Property that the services of the Consultant has been engaged as described under 3.1 and will include all of the properties or projects he has already worked on and which are listed in Schedule A of this agreement and any additional properties, from time to time, that may be added and that the Company desires the Consultant to review and work on.

4.0 COMPENSATION TO THE CONSULTANT

4.1 In consideration for the Services to be provided by the Consultant, the Company agrees to pay all of Consultant's expenses and costs regarding his providing of Services under the terms of this Agreement, including, without limiting the generality of the foregoing, the cost of supplies, equipment, hotel and travel expenses, provided the Consultant provides invoices and receipts for same. Specifically, the Consultant shall in addition also receive the following compensation:

4.1.1 in the event that the options that have already been granted to the Consultant under the original consulting agreement are not exercised and expire the Company will grant the same or similar amount at an acceptable exercise price,

based on the prevailing market for the Company's shares and the approval of the Board of Directors and any applicable security exchange regulations.

4.1.2 In the event the Company sells its interest in the Property, the Consultant shall receive 0.5% of the Net Proceeds received by the Company and the Consultant will be deemed to have relinquished all of his interests in the Property, and without limiting the generality of the foregoing will not have a right to any of the royalties described in 4.1.3 below . "Net Proceeds" is defined in Exhibit A, which is by reference part of this Agreement.

4.1.3 Producing Property: varying royalties as follows:

4.1.3.1 US$1.00 per ounce of gold produced or 0.25% of Net Smelter Returns whichever is the greater.

4.1.3.2 0.25% of Net Smelter Returns for all other commercial production.

4.1.3.3 "Net Smelter Returns" is defined in Exhibit B, which is by reference part of this Agreement.

4.2 Any proposed budget exceeding US$1,000 must be pre-approved by the Company.

4.3 Reimbursement to the Consultant shall be within five business days of the Consultant's submission of a record of expenses and costs accompanied by invoices and or receipts.

4.4 Payment of royalties to the Consultant shall be made quarterly within 45 days after the end of each fiscal quarter of the Company and shall be accompanied by unaudited financial statements describing the calculation of the royalty. Within 90 days after the end of each fiscal year of the Company in which royalties are payable to the Consultant, the records relating to the calculation of the royalties for such year shall be audited by the Company's external independent auditor and any resulting adjustments in the payment of royalties payable to the Consultant shall be made forthwith. A copy of the said auditor's report and accompanying financial information shall be delivered to the Consultant within 30 days of the end of such 90-day period.

4.4.1 Each annual audit shall be final and not subject to adjustment unless the Consultant delivers to the Company written exceptions in reasonable detail within six months after the Consultant receives the report. The Consultant, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Company related to royalties to determine the accuracy of the report, but shall not have access to any other books and records of the Company. The audit shall be conducted by a chartered or certified public accountant of recognized standing. The Company shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. A copy of the Consultant's report shall be delivered to the Company upon completion, and any discrepancy between the amount actually paid by the Company and the amount which should have been paid according to the Consultant's report shall be paid forthwith, one party to the other. In the event that the said discrepancy is

to the detriment of the Consultant and exceeds 2% of the amount actually paid by the Company, then the Company shall pay the entire cost of the audit.

4.4.2 No error in accounting or in interpretation of this Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages by the Consultant against the Company.

5.0 TRANSFER OF A PRODUCING PROPERTY

5.1 The Company may at any time sell, transfer, assign or otherwise dispose of all or any portion of its interest in a Producing Property provided that it fulfills the obligations set forth in 4.1.2.

5.2 No assignment by the Company of any interest to an unaffiliated person less than its entire interest in a Producing Property shall, as between the parties hereto, discharge it from any of its obligations hereunder, but upon the transfer by the Company of its entire interest in a Producing Property, at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Company shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalties for a Producing Property accrued and due prior to the date on which the Company shall have no further interest in the Producing Property.

6.0 CONSULTANT REPORTING

6.1 The Consultant will report directly to The Chief Geologist and President and the Company reserves the right to assign another qualified person to replace the Chief Geologist and will work directly with them to provide geophysical interpretation for each project area by using all available geological, geochemical, geophysical and drilling data.

6.2 The Consultant shall be available for information purposes to assist the company in presenting the potential of properties to potential Joint Venture partners. If required, the Consultant shall provide written reports to the Company for any Property in an exploration or development stage or for property(s) under Company consideration for acquisition.

7.0 CONFIDENTIALITY OF INFORMATION

7.1 Each of the parties hereto mutually acknowledges and agrees that the materials and information shared between the parties in the course of performance of this Agreement (the "Confidential Information") is confidential and proprietary in nature, except as specifically excluded herein. "Confidential Information" means any information, in whatever form or media, in the possession or control of the Company or its subsidiaries, which is owned by the Company or its subsidiaries or a third party with whom the Company or its subsidiaries has a business relationship, and which is not generally known to the public and has been specifically identified as confidential or proprietary, or its nature is such that it would generally be considered confidential in the industry in which the Company and its subsidiaries operate, or which the Company or its subsidiaries is obligated to treat as confidential or proprietary, the confidential status of which has been disclosed to the Consultant.

7.2 The parties agree that the following information is excluded from the definition of Confidential Information contained herein: (i) information that is already known to the receiving party at the time it is obtained from the disclosing party and not subject to a confidentiality obligation, (ii) information that is or becomes publicly known through no wrongful act of the receiving party, (iii) information that is rightfully received by a receiving party from a third party without restriction and without breach of this Agreement, (iv) information that is independently developed by the party without use of Confidential Information and (v) information in the public domain. A recipient may disclose Confidential Information pursuant to a court order or other legal process or similar government directive, provided that the recipient, unless prohibited by law, has a reasonable amount of time to notify the disclosing party so as to enable the disclosing party to oppose such order or directive.

7.3 Each of the parties agrees to hold the Confidential Information in confidence and agrees not to disclose or otherwise make use of the Confidential Information except as required to perform its obligations pursuant to this Agreement. Each party agrees to treat all Confidential Information disclosed pursuant to this Agreement according to the same standard of care to protect such Confidential Information from intentional or inadvertent disclosure to unauthorized parties as used by such party to protect its own confidential or proprietary information.

7.4 The Consultant shall not, directly or indirectly, use or disclose any Confidential Information, without the prior written consent of the Company. The restriction on disclosure contained in this Section 7 shall not extend to disclosure of Confidential Information to the Company's directors, officers, legal advisors or to disclosure of Confidential Information required by law or by a regulatory authority having jurisdiction over the Company.

7.5 The Consultant agrees that all documents and other works created by the Consultant during the term of this Agreement in connection with the Services are Confidential Information and the property of the Company. Upon the termination of this Agreement, the Consultant shall return to the Company all Confidential Information and destroy any duplicate Confidential Information in the Consultant's possession or control.

7.6 The parties agree that in the event of the breach or threatened breach of this Section by the receiving party, the disclosing party may have no adequate damages or other remedy at law, and shall be entitled to equitable relief, including injunctive relief. Notwithstanding the foregoing, no action taken by a disclosing party against a receiving party pursuant hereto shall operate as an election of remedies or as a waiver of any other rights at law or in equity of such disclosing party.

7.7 The terms set forth in this Section shall survive the termination or expiration of this Agreement.

8.0. EXCLUSIVITY AND RELATIONSHIP

8.1 The Company acknowledges that the covenants set forth in this Agreement shall not in any way preclude the Consultant from engaging in a lawful profession, trade or business of any kind or from becoming gainfully employed or retained, and furthermore, that during the term of this Agreement, the Company agrees that the Consultant is not bound exclusively to the

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Company, and may provide comparable services to other public or private companies of the Consultant's choice.

8.2 The Company and the Consultant acknowledge that this Agreement shall not be construed so as to grant to the Consultant the power, authority or discretion to manage, or supervise the management of, the affairs and business of the Company.

9.0. TERM AND TERMINATION

9.1 This Agreement will have an initial term of 36 months expiring September 30, 2016 and may be renewed at the option of the Company by giving 30 days written notice prior to the expiry of the initial term (the "Term"). Any earlier unilateral termination of this Agreement by the Company shall require the immediately payout to the Consultant prior to the termination of the balance of monies due pursuant to Section 4.1 of this Agreement regarding reimbursement of expenses to the Consultant and the delivery of a deed or other legal instrument that transfers to the Consultant a vested interest and rights in any and all Properties.

9.2 Subject to and specifically on the condition of the obligations described in Sections 4 and 9.1, this Agreement may be terminated by either party on two week's notice, provided however that in the event of breach of contract by a party, the other party may provide a notice of immediate termination.

9.3 If this Agreement is terminated prior to completion of the Initial Term pursuant to 9.2 herein, the parties shall settle out all payments due as at the date of termination as soon as reasonable possible.

10.0 COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 The Company represents and warrants as follows, effective as of the date hereof and at all times throughout the duration of this Agreement:

10.1.1 the Company is duly incorporated, organized and validly exists as a corporation in good standing under the laws of the jurisdictions in which it was incorporated and is registered and has the full corporate power and capacity to conduct its business and to enter into and perform all of its obligations under this Agreement;

10.1.2 this Agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms;

10.1.3 all information provided and to be provided to the Consultant by the Company is and shall be complete and accurate in all material respects and does not and shall not omit to state any material fact necessary so that the statements made, in light of the circumstances under which they are made, are not or shall not be misleading.

11.0 NOTICES

11.1 All notices or other communications ("Notices") required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given or made if personally delivered to the addressee or sent by facsimile transmission to the addressee and: (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day; and (ii) a Notice sent by Registered Mail shall be deemed to be given and received on the first Business Day following the day on which it is delivered; and (iii) a Notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent; and (iv) Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

11.2 All notices which may or are required to be given pursuant to any provisions of this Agreement shall be given or made in writing as follows:

11.2.1 in the case of the Company:

Lake Victoria Mining Company, Inc.
#810-675 West Hastings Street
Vancouver, B.C., Canada V6B 1N2
Attention: David Kalenuik, President
Tel No: (303) 586-1390
E-mail: dkalenuik@gmail.com

11.2.2 in the case of the Consultant:

Misac Noubar Nabighian
42 Falcon Hills Drive
Highlands Ranch, CO. 80126-2901
Tel: (303) 791-1929
Fax: (303) 471-1927
E-mail: mnabighian@gmail.com

11.3 The Parties may change their respective addresses for notices by notice given in the manner set out in this Section 11. Any such notice or other communication shall be in writing and, unless delivered personally to the addressee, or to a responsible officer of the addressee, as applicable, shall be given by facsimile and shall be deemed to have been given when: (i) in the case of a notice delivered personally to the addressee, or to a responsible officer of the addressee, as applicable, when so delivered; and (ii) in the case of a notice delivered or given by facsimile, on the first business day following the day on which it is sent.

12.0 MISCELLANEOUS

12.1 Legal Venue: This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado and the United States of America. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the United States and hereby agree that any disputes or claims arising hereunder may be brought before, and adjudicated by, the courts of

the State of Colorado and all objections to such venue in such court being irrevocably waived hereby.

12.2 Affiliate: Any reference herein to an "affiliate" of a person or company shall include any majority owned subsidiary of such person or company, or any other person or company who controls, is controlled by, or is under common control of, in each case directly or indirectly, such person or company.

12.3 Effective Date: The effective date of this Agreement shall be as of the date and year first above written.

12.4 Entire Agreement: This Agreement, when executed, constitutes the entire, final, complete and exclusive agreement between the parties and supersedes any prior negotiations, understanding or agreements, whether oral or in writing, concerning the subject matter hereof. This Agreement may not in any way be modified, changed or amended, except by a written instrument duly executed by the parties hereto, which states that it is an amendment to this Agreement.

12.5 Waiver: Any waiver by either party of any default or breach of this Agreement must be in writing and signed by the party against whom enforcement is sought, and shall not constitute a waiver of any other or subsequent default or breach.

12.6 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of the Company will bind and inure to the benefit of the respective successors and assigns of the Company whether so expressed or not. The Company may assign this Agreement or any right or obligation hereunder without the other party's prior written consent. As this Agreement is a personal services agreement, this Agreement may not be assigned by the Consultant, except for the assignment of the royalties.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

12.8 Expenses. Each party shall pay all costs and expenses associated with discharging its performance under this Agreement.

12.9 Severance. The Company and the Consultant hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, section, clause, or combination of the same is in violation of the law of any jurisdiction where applicable, such sentence, paragraph, section, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding upon the parties hereto. The parties further acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the valid provisions shall remain in full force and effect.

12.10 Independent Contractor. The Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of the Company. The Consultant shall not have the right, nor shall he attempt, to bind the Company, whether directly or indirectly, to any agreement

with a third party or to incur any obligation or liability on behalf of the Company, whether directly or indirectly.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to enter into this Agreement as of the Effective Date.

The signature of

LAKE VICTORIA MINING COMPANY, INC.
was affixed hereto by its authorized signatory:

by: ______________________
David Kalenuik, President

The signature of Misac Noubar Nabighian
was affixed hereto in the presence of:

____
Witness signature

Eric Anderson
Witness name (printed)

14268 Greenfield Loop Parker, CO 80134
Address

303 594-0047 ericanderson@usgs.gov
Telephone Email

____
Misac Noubar Nabighian

Schedule A

List of Properties/Projects already worked on

1. Kinyambwiga: All PL and PMLs under agreement as of this agreement date
2. ~~Kalemela: All PL and PMLs under agreement as of this agreement date~~
3. ~~Geita: All PL and PMLs under agreement as of this agreement date~~
4. Singida: All PL and PMLs under agreement as of this agreement date
5. Uranium properties (4 blocks) in SW Tanzania: All PL and PMLs under agreement as of this agreement date
6. Uyowa: All PL and PMLs under agreement as of this agreement date
7. ~~Nyanza: All PL and PMLs under agreement as of this agreement date~~
8. Mara: All PL and PMLs under agreement as of this agreement date
9. Suguti: All PL and PMLs under agreement as of this agreement date
10. Murangi: All PL and PMLs under agreement as of this agreement date
11. Kiabakari: All PL and PMLs under agreement as of this agreement date
12. Kahama: All PL and PMLs under agreement as of this agreement date
13. ~~Shinyanga: All PL and PMLs under agreement as of this agreement date~~

All of the above properties include their subsequent new PLs and PMLs resulting from new applications on the same area that are beneficially the same license(s).